                                                           Exhibits 5.1 and 23.2



                   [LETTERHEAD OF PRESTON GATES & ELLIS LLP]


                                March 30, 1999


Microsoft Corporation
One Microsoft Way
Redmond, Washington  98052-6399

     Re: Microsoft Corporation Savings Plus 401(k) Plan

Ladies and Gentlemen:

     We have acted as counsel to Microsoft Corporation (the "Company") in connection with the registration with the Securities and Exchange Commission on Form S-8 of shares of Microsoft's common stock, par value $.000025 (the "Shares"), which may be issued in connection with the above-referenced plan (the "Plan"). In connection with that registration, we have reviewed the proceedings of the Board of Directors of Microsoft relating to the registration and proposed issuance of the common stock, the Articles of Incorporation of Microsoft and all amendments thereto, the Bylaws of Microsoft and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

     Based upon that review, it is our opinion that the Shares when issued in conformance with the terms and conditions of the Plan, will be legally issued, fully paid, and nonassessable under the Washington Business Corporation Act.

     We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

     We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the registration statement.

                                            Very truly yours,

                                            PRESTON GATES & ELLIS LLP


                                            By  /s/ Richard B. Dodd
                                                    Richard B. Dodd